Camber Energy, Inc. S-3/A

Exhibit 5.2

1000 Main Street, 36th Floor Houston, Texas 77002 (713) 226-6000 TEL (713) 228-1331 FAX porterhedges.com

March 15, 2017

Camber Energy, Inc.
450 Gears Road, Suite 860
Houston, Texas 77067

Ladies and Gentlemen:

We have acted as counsel for Camber Permian LLC, a Texas limited liability company (“Camber Permian”), and CEI Operating LLC, a Texas limited liability company (“CEI Operating,” and together with Camber Permian, the “Companies”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-3 (the “Registration Statement”) filed by Camber Energy, Inc., a Nevada corporation (the “Parent”), for the offer and sale from time to time pursuant to Rule 415 under the Securities Act of up to $150,000,000 of (i) debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), (ii) shares of common stock, par value $0.001 per share (the “Common Stock”), (iii) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), (iv) depositary shares (the “Depositary Shares”), (v) warrants to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares, purchase contracts (the “Purchase Contracts”) and units (the “Units”), (vi) subscription rights to purchase Common Stock, Preferred Stock, Depositary Shares and other securities, (vi) Purchase Contracts, (vii) Units, and (viii) guarantees of non-convertible Debt Securities (the “Guarantees,” and together with the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Units and Subscription Rights, each a “Security” and collectively the “Securities”), that may be issued from time to time by the Companies as subsidiary guarantors, all as more fully described in the Registration Statement.

We have examined those records and documents as we have deemed necessary, including but not limited to originals, photocopies or conformed copies of: (i) the Registration Statement (including the exhibits thereto); (ii) the Articles of Incorporation and Bylaws of the Parent, each as amended to date; (iii) the Certificate of Formation and LLC Agreement of each Company, each as amended to date; (iv) the corporate proceedings of the Parent and each Company; and (v) all other certificates, agreements and documents that we have considered relevant and necessary as a basis for the opinions expressed in this letter. In addition, we have made those other examinations of law and fact as we considered necessary to form a basis for our opinions.

As to certain questions of fact material to our opinions that we have not independently established, we have relied upon representations of public officials and upon certificates from officers of the Parent and each Company.

In rendering the following opinions, we have assumed: (i) all information contained in all documents reviewed by us is true and correct; (ii) the genuineness of all signatures on all documents reviewed by us; (iii) the authenticity and completeness of all documents submitted to us as originals; (iv) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies; and (v) each natural person signing any document reviewed by us had the legal capacity to do so. We have also assumed the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Camber Energy, Inc.
March 15, 2017

Based on the foregoing, and subject to the assumptions, exceptions and qualifications stated below, we are of the opinion that:

1.	With respect to Debt Securities, when (a) the applicable Indenture and any applicable supplemental Indentures have been duly authorized and validly executed and delivered by the trustee, the Parent and any Company providing a Guarantee, (b) the Board (defined below) or, to the extent permitted by applicable law, a duly constituted active committee thereof (such board of directors or committee to be hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (c) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and any applicable supplemental Indenture, then such Debt Securities will be legally issued and will constitute valid and binding obligations of the Parent, enforceable against the Parent in accordance with their terms

2.	With respect to Guarantees, when (a) the applicable Indenture and any applicable supplemental Indentures have been duly authorized and validly executed and delivered by the trustee, the Parent and any Company, (b) all necessary limited liability company or other action by each Company has been taken to authorize the issuance and the specific terms of such Guarantees, the terms of the offering thereof and related matters and (c) such Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and any applicable supplemental Indenture, such Guarantees will be legally issued and will constitute valid and binding obligations of the applicable Company, enforceable against such Company in accordance with their terms.

The opinions expressed above are subject in all respects to the following assumptions, exceptions and qualifications:

A.           We have assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will comply with all applicable provisions of the Securities Act and the rules and regulations thereunder, and such state securities rules, regulations and laws as may be applicable and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) the Registration Statement will remain effective and comply with all applicable provisions of the Securities Act and the rules and regulations thereunder, and such state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby and will comply with the Securities Act and the rules and regulations thereunder, and state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement; (iv) all Securities will be issued and sold in compliance with the Securities Act and the rules and regulations thereunder, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and such applicable state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Parent, each Company and the other parties thereto, and the consideration payable for the Securities sold thereunder shall have been paid to the Parent in accordance with such underwriting, purchase or similar agreement; (vi) there shall not have occurred any change in law affecting the validity or enforceability of any such Security; and (vii) none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of any such Security nor the compliance by the Parent or any Company with the terms of such Security will violate any applicable law or will result in violation of any provision of any instrument or agreement then binding on the Parent or such Company, or will violate any restriction imposed by a court or governmental body having jurisdiction over the Parent or such Company.

Camber Energy, Inc.
March 15, 2017

B.            In rendering the opinions, we have assumed that the trustee is or, at the time the applicable Indenture is signed, will be qualified to act as trustee under the applicable Indenture and the TIA and that the trustee has or will have duly executed and delivered the applicable Indenture.

C.            The enforceability of the Securities and provisions thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting enforcement of creditors rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Such principles of equity include, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and also the possible unavailability of specific performance or injunctive relief.

D.           We express no opinion with respect to: (i) the enforceability of any other agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of notices or defenses, or waivers of benefits of or other rights that cannot be effectively waived under, applicable laws; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities laws or blue sky laws.

E.           The opinions expressed in this letter are limited to the laws of the States of Texas and New York and the federal securities laws of the United States of America.

Camber Energy, Inc.
March 15, 2017

We consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

Very truly yours,

/s/ Porter Hedges LLP

PORTER HEDGES LLP